Exhibit 10.5
PRINCIPAL CREDIT REAL ESTATE INCOME TRUST
INDEPENDENT TRUSTEE RESTRICTED COMMON SHARE PLAN
ARTICLE 1
PURPOSE
1.1PURPOSE. The purpose of the Principal Credit Real Estate Income Trust Independent Trustee Restricted Common Share Plan (the “Plan”) is to promote the interests of Principal Credit Real Estate Income Trust (the “Trust”) and its shareholders by granting restricted shares and/or restricted share units to its Independent Trustees in order to: (i) attract and retain highly qualified Independent Trustees by affording them an opportunity to share in the future successes of the Trust, (ii) align the Independent Trustees’ financial interests with those of the Trust’s shareholders and (iii) provide the Independent Trustees with a proprietary interest in maximizing the growth, profitability and overall success of the Trust.
ARTICLE 2
DEFINITIONS
2.1.DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:
(a)“Affiliate” means (i) any Subsidiary or Parent or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Trust, as determined by the Board.
(b)“Award” means an award of Restricted Common Shares and/or Restricted Common Share Units granted to a Participant under the Plan.
(c)“Award Certificate” means a written document, in such form as the Board prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Board may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.
(d)“Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.
(e)“Board” means the Board of Trustees of the Trust.
(f)“Change in Control” means and includes the occurrence of any one of the following events (but shall specifically exclude an Offering):

(i)during any consecutive 12-month period, individuals who, at the beginning of such period, constitute the Board of Trustees of the Trust (the “Incumbent Trustees”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a trustee after the beginning of such 12-month period and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Trustees then on the Board shall be an Incumbent Trustee; or
(ii)any person becomes a Beneficial Owner, directly or indirectly, of either (A) 50% or more of the then-outstanding Common Shares or (B) securities of the Trust representing 50% or more of the combined voting power of the Trust’s then outstanding securities eligible to vote for the election of trustees (the “Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Common Shares or Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Trust, (x) an acquisition by the Trust or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Trust or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or
(iii)the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Trust or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Trust’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Common Shares and outstanding Trust Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding Common Shares and the combined voting power of the then-outstanding Voting Securities entitled to vote generally in the election of directors/trustees, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Trust or all or substantially all of the Trust’s assets or shares either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of then-outstanding Common Shares and then-outstanding Voting Securities, as the case may be, and (B) no person (other than (x) the Trust or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the Beneficial Owner, directly or indirectly, of 50% or more of the total common shares or 50% or more of the total voting power of the outstanding voting securities eligible to elect directors or trustees of the Surviving Entity, and (C) at least a majority of the members of the board of directors or trustees of the Surviving Entity were Incumbent Trustees at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”).
(g)“Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.
(h)“Common Shares” means shares of beneficial interest of the Trust, par value $0.01 per share. If there has been an adjustment or substitution with respect to the Common Shares (whether or not pursuant to Article 9), the term “Common Shares” shall also include any common shares or other securities that are substituted for Common Shares or into which Common Shares are adjusted.
(i)“Continuous Service” means the absence of any interruption or termination of service as a trustee of the Trust.
(j)“Declaration of Trust” means the means the Declaration of the Trust, as may be amended, supplemented or restated from time to time.
(k)“Disability” of a Participant shall mean the inability of the Participant, as reasonably determined by the Trust, to perform the essential functions of his or her regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six (6) consecutive months or more.
(l)“Dividend Equivalent” means a right granted with respect to a Restricted Common Share Unit Award pursuant to Article 7.
(m)“Effective Date” has the meaning assigned such term in Section 3.1.
(n) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.
(o)“Independent Trustee” means a trustee of the Trust who meets the requirements set forth for an “Independent Trustee” in the Declaration of Trust.
(p)“Offering” means a public or private offering of any class or series of the Trust’s equity securities pursuant to a registration statement filed by the Trust under the 1933 Act or exemption therefrom.

(q)“Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Trust.
(r)“Participant” means an Independent Trustee who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 8.5 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.
(s)“Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.
(t)“Plan” means this Principal Credit Real Estate Income Trust Independent Trustee Restricted Share Plan, as amended from time to time.
(u)“Restricted Common Shares” means Class E Common Shares granted to a Participant under Article 6 that are subject to certain restrictions and to risk of forfeiture.
(v)“Restricted Common Share Unit” means the right granted to a Participant under Article 6 to receive Class E Common Shares (or the equivalent value in cash or other property if the Board so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.
(w)“Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Trust.
(x)“Trust” means Principal Credit Real Estate Income Trust, a Maryland statutory trust.
(y)“1933 Act” means the Securities Act of 1933, as amended from time to time.
(z)“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3
EFFECTIVE TERM OF PLAN
3.1.EFFECTIVE DATE. The Plan will become effective on the date that it is adopted by the Board (the “Effective Date”).
3.2.TERM OF PLAN. Unless earlier terminated as provided herein, the Plan shall continue in effect until the tenth anniversary of the Effective Date or, if the shareholders approve an amendment to the Plan that increases the number of Class E Common Shares subject to the Plan, the tenth anniversary of the date of such approval. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan.
ARTICLE 4
ADMINISTRATION
4.1.ADMINISTRATOR; ACTION AND INTERPRETATIONS BY THE BOARD. The Plan shall be administered by the Board. For purposes of administering the Plan, the Board may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Board may deem appropriate. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Board’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Board with respect to the Plan are final, binding, and conclusive on all parties and shall be given the maximum deference permitted by applicable law. Each member of the Board is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer of the Trust or any Affiliate, the Trust’s or an Affiliate’s independent certified public accountants, Trust counsel or any executive compensation consultant or other professional retained by the Trust or the Board to assist in the administration of the Plan. No member of the Board will be liable for any good faith determination, act or omission in connection with the Plan or any Award.
4.2.AUTHORITY OF BOARD. The Board has the exclusive power, authority and discretion to: (a) grant Awards; (b) designate Participants; (c) determine the type or types of Awards to be granted to each Participant; (d) determine the number of Awards to be granted and the number of Class E Common Shares or dollar amount to which an Award will relate; (e) determine the terms and conditions of any Award granted under the Plan; (f) prescribe the form of each Award Certificate, which need not be identical for each Participant; (g) determine whether, to what extent, and under what circumstances Awards may be settled in cash, Class E Common Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, canceled, forfeited, or suspended; (h) determine whether, to what extent, and under what circumstances the delivery of cash, Class E Common Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Board; (i) decide all other matters that must be determined in connection with an Award; (j) establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan; (k) make all other decisions and determinations that may be required under the Plan or as the Board deems necessary or advisable to administer the Plan; (l) amend the Plan or any Award Certificate as provided herein; and (m) adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Trust or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.
ARTICLE 5
SHARES SUBJECT TO THE PLAN
5.1.NUMBER AND CLASS OF SHARES. The Plan provides for the issuance of Class E Common Shares pursuant to Awards. Subject to adjustment as provided in Sections 5.2 and Section 9.1, the aggregate number of Class E Common Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 200,000. The maximum aggregate number of Class E Common Shares associated with any Award granted under the Plan in any calendar year to any one Independent Trustee shall be 10,000.
5.2.SHARE COUNTING. Class E Common Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve or otherwise treated in accordance with this Section 5.2.
(a)To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Class E Common Shares subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.
(b)Class E Common Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.
(c)To the extent that the full number of Class E Common Shares subject to an Award is not issued for any reason, the unissued Class E Common Shares originally subject to the Award shall count against the number of Class E Common Shares remaining available for issuance pursuant to Awards granted under the Plan.
5.3.SHARES DISTRIBUTED. Any Class E Common Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Class E Common Shares, treasury Class E Common Shares or Class E Common Shares purchased on the open market.

ARTICLE 6
RESTRICTED COMMON SHARES AND RESTRICTED COMMON SHARE UNITS
6.1.GRANT OF RESTRICTED COMMON SHARES AND RESTRICTED COMMON SHARE UNITS. The Board is authorized to make Awards of Restricted Common Shares or Restricted Common Share Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Board and set forth in an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.
6.2.ISSUANCE AND RESTRICTIONS. Restricted Common Shares or Restricted Common Share Units shall be subject to such restrictions on transferability and other restrictions as the Board may impose (including, for example, limitations on the right to vote Restricted Common Shares or the right to receive dividends on the Restricted Common Shares). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, as the Board determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, a Participant shall have none of the rights of a shareholder with respect to Restricted Common Share Units until such time as Class E Common Shares are issued in settlement of such Awards.
6.3.DIVIDENDS ON RESTRICTED COMMON SHARES. In the case of Restricted Common Shares, the Board may provide that ordinary cash dividends declared on the Common Shares before they are vested (i) will be paid or distributed to the Participant holding Restricted Common Shares as accrued (in which case, such dividends must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to other shareholders, or (B) the first calendar year in which the Participant’s right to such dividends is no longer subject to a substantial risk of forfeiture); (ii) will be deemed to have been reinvested in additional Class E Common Shares or otherwise reinvested (subject to Class E Common Share availability under Section 5.1 hereof and subject to the same vesting provisions as the corresponding Restricted Common Shares provided for in the host Award); or (iii) will be credited by the Trust to an account for the Participant and accumulated without interest until the date upon which the corresponding Restricted Common Shares become vested and are no longer subject to a substantial risk of forfeiture. Any dividends accrued with respect to forfeited Restricted Common Shares will be forfeited and reconveyed to the Trust without further consideration or any act or action by the Participant.
6.4.FORFEITURE. Subject to the terms of the Award Certificate and except as otherwise determined by the Board at the time of the grant of the Award or thereafter, upon termination of Continuous Service during the applicable restriction period and prior to vesting, Restricted Common Shares and Restricted Common Share Units that are at that time unvested and subject to restrictions shall be forfeited.

6.5.DELIVERY OF RESTRICTED COMMON SHARES. Restricted Common Shares shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Trust) designated by the Board, a share certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Common Shares are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Common Shares.
ARTICLE 7
DIVIDEND EQUIVALENTS
7.1.GRANT OF DIVIDEND EQUIVALENTS. The Board is authorized to grant Dividend Equivalents with respect to Restricted Common Share Units granted hereunder, subject to such terms and conditions as may be selected by the Board. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Class E Common Shares subject to Restricted Common Share Unit Award, as determined by the Board. The Board may provide that Dividend Equivalents (i) will be paid or distributed to the Participant holding Restricted Common Share Units as accrued (in which case, such Dividend Equivalents must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to shareholders, or (B) the first calendar year in which the Participant’s right to such Dividend Equivalents is no longer subject to a substantial risk of forfeiture), (ii) will be deemed to have been reinvested in additional Class E Common Shares or otherwise reinvested, which shall be subject to the same vesting provisions as the corresponding Restricted Common Share Units provided for in the host Award, or (iii) will be credited by the Trust to an account for the Participant and accumulated without interest until the date upon which the corresponding Restricted Common Share Units become vested. Any Dividend Equivalents accrued with respect to forfeited Awards will be forfeited and reconveyed to the Trust without further consideration or any act or action by the Participant.
ARTICLE 8
PROVISIONS APPLICABLE TO AWARDS
8.1.ELIGIBILITY. Awards may be granted only to Independent Trustees.
8.2.AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Board.
8.3.FORM OF PAYMENT FOR AWARDS. At the discretion of the Board, payment of Awards may be made in cash, Class E Common Shares, a combination of cash and Class E Common Shares, or any other form of property as the Board shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Board deems appropriate, including, in the case of Awards paid in the form of Class E Common Shares, restrictions on transfer and forfeiture provisions.

8.4.LIMITS ON TRANSFER. No right or interest of a Participant in any restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party, or shall be subject to any lien, obligation, or liability of such Participant to any other party. No restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Board may (but need not) permit other transfers (other than transfers for value) where the Board concludes that such transferability (i) does not result in accelerated taxation, and (ii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.
8.5.BENEFICIARIES. Notwithstanding Section 8.4, a Participant may, in the manner determined by the Board, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Board. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Trust, at any time provided the change or revocation is filed with the Trust.
8.6.SHARE TRADING RESTRICTIONS. All Class E Common Shares issuable under the Plan are subject to any stop-transfer orders and other restrictions as the Board deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Class E Common Shares are listed, quoted, or traded. The Board may place legends on any Class E Common Share certificate or issue instructions to the transfer agent to reference restrictions applicable to the Class E Common Shares.
8.7.DISCRETION TO ACCELERATE VESTING. The Board may in its sole discretion at any time determine that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, as of such date as the Board may, in its sole discretion, declare. The Board may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 8.7.
8.8.FORFEITURE EVENTS. Awards under the Plan shall be subject to any compensation recoupment policy that the Trust may adopt from time to time that is applicable by its terms to the Participant. In addition, the Board may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting conditions of an Award. Such events may include, but shall not be limited to, (i) violation of material Trust or Affiliate policies, (ii) subject to any restrictions under applicable state or other laws, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or (iii) other conduct by the Participant that is detrimental to the business or reputation of the Trust or any Affiliate.

ARTICLE 9
CHANGES IN CAPITAL STRUCTURE
9.1.MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Trust and its shareholders that causes the per-share value of the Class E Common Shares to change (including, without limitation, any share dividend, share split, spin-off, rights offering, or large nonrecurring cash dividend), the Board shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Board may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; and (iii) any other adjustments that the Board determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding Class E Common Shares (share-split), a declaration of a dividend payable in Class E Common Shares, or a combination or consolidation of the outstanding Class E Common Shares into a lesser number of Class E Common Shares, the authorization limit under Section 5.1 shall automatically be adjusted proportionately, and the Class E Common Shares then subject to each Award shall automatically, without the necessity for any additional action by the Board, be adjusted proportionately without any change in the aggregate purchase price therefor.
9.2.DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Trust (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 9.1), the Board may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Class E Common Shares, (ii) that Awards will become immediately vested and non-forfeitable, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction or (iv) any combination of the foregoing. The Board’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.
9.3.GENERAL. Any discretionary adjustments made pursuant to this Article 9 shall be subject to the provisions of Section 10.2.
ARTICLE 10
AMENDMENT, MODIFICATION AND TERMINATION
10.1.AMENDMENT, MODIFICATION AND TERMINATION. The Board may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board constitute a material change requiring shareholder approval under applicable laws, policies or regulations, then such amendment shall be subject to shareholder approval; and provided, further, that the Board may condition any other amendment or modification on the approval of shareholders of the Trust for any reason.

10.2.AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Board may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:
(a)Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination;
(b)No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment.
10.3.COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 10.3 to any Award granted under the Plan without further consideration or action.
ARTICLE 11
GENERAL PROVISIONS
11.1.RIGHTS OF PARTICIPANTS.
(a)No Participant or any Independent Trustee shall have any claim to be granted any Award under the Plan. Neither the Trust, its Affiliates nor the Board is obligated to treat Participants or Independent Trustees uniformly, and determinations made under the Plan may be made by the Board selectively among Independent Trustees who receive, or are eligible to receive, Awards (whether or not such Independent Trustees are similarly situated).
(b)Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Trust or any Affiliate to terminate any Participant’s service as a trustee, at any time, nor confer upon any Participant any right to continue as a trustee of the Trust or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c)Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Trust or any Affiliate and, accordingly, subject to Article 10, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Trust or an of its Affiliates.
(d)No Award gives a Participant any of the rights of a shareholder of the Trust unless and until Class E Common Shares are in fact issued to such person in connection with such Award.
11.2.SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.
(a)General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Trust, its Affiliates nor their respective trustees, directors, officers or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.
(b)Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not affect the dollar amount or prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the non-409A-conforming event.

11.3.UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Trust or any Affiliate. In its sole discretion, the Board may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Class E Common Shares or payments in lieu of Class E Common Shares or with respect to Awards. This Plan is not intended to be subject to ERISA.
11.4.EXPENSES. The expenses of administering the Plan shall be borne by the Trust and its Affiliates.
11.5.TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
11.6.GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
11.7.FRACTIONAL SHARES. No fractional Class E Common Shares shall be issued and the Board shall determine, in its discretion, whether cash shall be given in lieu of fractional Class E Common Shares or whether such fractional Class E Common Shares shall be eliminated by rounding up or down.
11.8.GOVERNMENT AND OTHER REGULATIONS.
(a)Notwithstanding any other provision of the Plan, no Participant who acquires Class E Common Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Trust (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Class E Common Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Class E Common Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.
(b)Notwithstanding any other provision of the Plan, if at any time the Board shall determine that the registration, listing or qualification of the Class E Common Shares covered by an Award upon any securities exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Class E Common Shares thereunder, no Class E Common Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board. Any Participant receiving or purchasing Class E Common Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Board may request to assure compliance with the foregoing or any other applicable legal requirements. The Trust shall not be required to issue or deliver any certificate or certificates for Class E Common Shares under the Plan prior to the Board’s determination that all related requirements have been fulfilled. The Trust shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.
11.9.GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Maryland.
11.10.SEVERABILITY. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.
11.11.NO LIMITATIONS ON RIGHTS OF TRUST. The grant of any Award shall not in any way affect the right or power of the Trust to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Trust, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Board so directs, the Trust may issue or transfer Class E Common Shares to an Affiliate, for such lawful consideration as the Board may specify, upon the condition or understanding that the Affiliate will transfer such Class E Common Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Board pursuant to the provisions of the Plan.
11.12.CLAWBACK/REPAYMENT. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board and as in effect from time to time; and (ii) applicable law. Further, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Trust.

The foregoing is hereby acknowledged as being the Principal Credit Real Estate Income Trust Independent Trustee Restricted Share Plan as adopted by the Board on November 11, 2024.

PRINCIPAL CREDIT REAL ESTATE INCOME TRUST

By:	/s/ John T. Berg
	Name:	John T. Berg
	Title:	Chief Executive Officer